UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

TEN Holdings, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

TEN Holdings, Inc.

1170 Wheeler Way

Langhorne, PA

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of TEN Holdings, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of the common stock, par value $0.0001 per share, of TEN Holdings, Inc., a Nevada corporation (the “Company”), in connection with corporate action taken by the majority stockholder of the Company, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), by written consent in lieu of a special meeting dated July 8, 2025, approving: (i) the issuance by the Company to Sunpeak Holdings Corporation (“SHC”), pursuant to a Settlement Agreement and Stipulation, dated as of April 23, 2025, by and between the Company and SHC (the “Settlement Agreement”), of a certain number of shares of common stock of the Company to settle certain outstanding payables owed by the Company to SHC totaling approximately $4.91 million; and (ii) the issuance by the Company to Lincoln Park Capital Fund, LLC (“Lincoln Park”) of up to $20.0 million in shares of common stock of the Company, pursuant to a Purchase Agreement, dated as of June 23, 2024, by and between the Company and Lincoln Park (the “Purchase Agreement”).

Pursuant to the Settlement Agreement, SHC agreed to purchase certain outstanding payables owed by the Company to designated creditors of the Company totaling approximately $4.91 million (the “Claims”) and exchange such Claims for a settlement amount payable in shares of common stock of the Company (the “Settlement Shares”). The Settlement Shares shall be priced at the closing price of the Company’s common stock on April 23, 2025, subject to adjustment pursuant to the terms of the Settlement Agreement. The Company shall also issue to SHC, on the issuance date(s), 175,000 freely trading shares of common stock in accordance with the terms of the Settlement Agreement as a settlement fee (the “Settlement Fee Shares”).

Among other things, in the event the Company’s market price decreases to or drops below $0.25 per share or if at any time the thirty-day average volume of the trading of the Company’s common stock decreases to or drops below 100,000 shares per day, then the Company will be deemed to be in default under the Settlement Agreement. SHC has agreed that it will not become the beneficial owner of more than 4.99% of common stock of the Company at any point in time.

The Settlement Agreement and the issuance of the Settlement Shares were approved by the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida, Civil Division (the “Court”), on April 30, 2025 (Case No. 2025 CA 000858). On such date, the Court entered an order confirming the fairness of the terms and conditions of the Settlement Agreement and the issuance of the Settlement Shares and the Settlement Fee Shares. On April 30, 2025, SHC requested the issuance of 175,000 Settlement Fee Shares to SHC, pursuant to the Settlement Agreement, and such shares were issued on May 9, 2025. On May 13, 2025, SHC requested the issuance of 1,372,000 shares of common stock to SHC, representing a settlement of $598,329.20, pursuant to the Settlement Agreement, and such shares were issued on May 14, 2025. On May 14, 2025, SHC requested the issuance of 1,458,000 shares of common stock to SHC, representing a settlement of $635,833.80, pursuant to the Settlement Agreement, and such shares were issued on May 15, 2025. On June 3, 2025, SHC requested the issuance of 690,000 shares of common stock to SHC, representing a settlement of $259,088.10, pursuant to the Settlement Agreement, and such shares were issued on June 4, 2025. On June 10, 2025, SHC requested the issuance of 707,000 shares of common stock to SHC, representing a settlement of $274,846.25, pursuant to the Settlement Agreement, and such shares were issued on June 11, 2025. On June 25, 2025, SHC requested the issuance of 1,158,000 shares of common stock to SHC, representing a settlement of $374,937.24, pursuant to the Settlement Agreement, and such shares were issued on June 25, 2025.

Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $20.0 million in shares of common stock of the Company. Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over a 24-month period commencing on the date that a registration statement covering the resale by Lincoln Park of shares that have been and may be issued under the Purchase Agreement is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and a final prospectus, if necessary, in connection therewith is filed and the other conditions in the Purchase Agreement are satisfied (the date on which all such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, on any business day, the Company may direct Lincoln Park to purchase up to 100,000 shares of common stock of the Company (each, a “Regular Purchase”); provided that the share amount under a Regular Purchase may be increased to up to 125,000 shares, up to 150,000 shares or up to 175,000 shares, if the closing sale price of the Company’s common stock is not below $1.00, $2.00 or $3.00, respectively, on the business day on which the Company initiates the Regular Purchase. However, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $750,000. Each Regular Purchase is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction, as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be 97% of the lower of (i) the lowest sale price of the Company’s common stock on the business day on which the Company initiates the Regular Purchase and (ii) the average of the three lowest closing sale prices of the Company’s common stock during the 10-business day period immediately preceding the business day on which the Company initiates a Regular Purchase. In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts of common stock as accelerated purchases and as additional accelerated purchases, subject to limits specified in the Purchase Agreement, at a purchase price per share calculated as specified in the Purchase Agreement.

In connection with entering into the Purchase Agreement, on June 23, 2025, the Company issued 882,145 shares of common stock of the Company to Lincoln Park in consideration for its commitment to purchase shares under the Purchase Agreement.

Under Nasdaq Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the minimum price (“Minimum Price”), which is the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities. The board of directors (the “Board”) of TEN Holdings, Inc. has, therefore, concluded that pursuant to Nasdaq Rule 5635(d), the consent of the Company’s majority stockholder is necessary to proceed with the issuance of 20% or more of its common stock at below the Minimum Price under the Settlement Agreement and the Purchase Agreement, respectively (collectively, the “Corporate Issuances”).

The approval of the Corporate Issuances for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such approval by written consent was also made in accordance with the Company’s Articles of Incorporation and Bylaws.

The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

The corporate action shall be effective on or about August 12, 2025, or approximately twenty (20) days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Corporate Issuances. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

/s/ Randolph Wilson Jones III
Randolph Wilson Jones III
Chief Executive Officer and Director
Dated: July 18, 2025

INFORMATION STATEMENT

July 18, 2025

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

The Board of Directors (the “Board”) of TEN Holdings, Inc., a Nevada corporation (the “Company,” “we, “ “us,” or “our”), is furnishing this Information Statement to the holders of our common stock, par value $0.0001 per share, in connection with a written consent (the “Written Consent”) dated July 8, 2025, executed by our majority stockholder representing approximately 64.9% of the voting power of the Company’s outstanding capital stock entitled to vote (the “Majority Stockholder”).

The Majority Stockholder took certain action (the “Action”) by Written Consent relating to: (i) the issuance by the Company to Sunpeak Holdings Corporation (“SHC”), pursuant to a Settlement Agreement and Stipulation, dated as of April 23, 2025, by and between the Company and SHC (the “Settlement Agreement”), of a certain number of shares of common stock of the Company to settle certain outstanding payables owed by the Company to SHC totaling approximately $4.91 million; and (ii) the issuance by the Company to Lincoln Park Capital Fund, LLC (“Lincoln Park”), of up to $20.0 million in shares of common stock of the Company pursuant to a Purchase Agreement, dated as of June 23, 2025, by and between the Company and Lincoln Park (the “Purchase Agreement”). The Action and related transactions are more fully described elsewhere in this Information Statement. The Written Consent was made in accordance with the Nevada Revised Statutes, as well as the Company’s Articles of Incorporation and Bylaws.

On April 23, 2025, the Board adopted resolutions approving the transaction in connection with the Settlement Agreement. On June 22, 2025, the Board adopted resolutions approving the transaction in connection with the Purchase Agreement. In connection with the adoption of these resolutions, the Board had been informed that the Majority Stockholder would approve, by written consent, the issuance of 20% or more of the common stock at below the Minimum Price (as defined in Nasdaq Rule 5635(d)) under the Settlement Agreement and the Purchase Agreement, respectively (collectively, the “Corporate Issuances”).

On July 8, 2025, the Majority Stockholder consented in writing to the Corporate Issuances.

Accordingly, all necessary corporate approvals in connection with the Corporate Issuances have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the Majority Stockholder.

This Information Statement is being mailed on or about July 18, 2025 to stockholders of record as of July 8, 2025 (the “Record Date”). The Action will become effective on or about August 12, 2025, which is twenty (20) calendar days following the date we first mail this Information Statement to our stockholders. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the common stock held of record by them.

This Information Statement contains a summary of the Corporate Issuances and material terms of the related transactions that were approved by the Majority Stockholder and the Board.

CORPORATE ISSUANCES

Purpose of the Corporate Issuances

The Board believes it is in the best interests of the Company (i) to settle certain outstanding obligations owed by the Company totaling approximately $4.91 million under the Settlement Agreement, and (ii) to obtain proceeds from selling up to $20.0 million in shares of common stock at the Company’s sole discretion under the Purchase Agreement.

Description of the Corporate Issuances

The Settlement Agreement with SHC

The following is a summary of the material terms of the Settlement Agreement. While we believe this description covers the material terms of such agreement, we encourage you to read the Settlement Agreement, which was included as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on May 2, 2025. For more information about accessing the Form 8-K and the other information we file with the SEC, please see “Incorporation By Reference” and “Where You Can Find More Information” below.

On April 23, 2025, the Company entered into the Settlement Agreement with SHC, which became effective on April 30, 2025. Pursuant to the Settlement Agreement, SHC agreed to purchase certain outstanding payables owed by the Company to designated creditors of the Company totaling approximately $4.91 million (the “Claims”) and exchange such Claims for a settlement amount payable in shares of common stock of the Company (the “Settlement Shares”). The Settlement Shares shall be priced at the closing price of the Company’s common stock on April 23, 2025, subject to adjustment pursuant to the terms of the Settlement Agreement. The Company shall also issue to SHC, on the issuance date(s), 175,000 freely trading shares of common stock in accordance with the terms of the Settlement Agreement as a settlement fee (the “Settlement Fee Shares”).

Among other things, in the event the Company’s market price decreases to or drop below $0.25 per share or if at any time the thirty-day average volume of the trading of the Company’s common stock decreases to or drops below 100,000 shares per day, then the Company will be deemed to be in default under the Settlement Agreement. SHC has agreed that it will not become the beneficial owner of more than 4.99% of common stock of the Company at any point in time.

The Settlement Agreement and the issuance of the Settlement Shares and the Settlement Fee Shares were approved by the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida, Civil Division (the “Court”), on April 30, 2025 (Case No. 2025 CA 000858). The Court entered an order confirming the fairness of the terms and conditions of the Settlement Agreement and the issuance of the Settlement Shares. On April 30, 2025, SHC requested the issuance of 175,000 Settlement Fee Shares to SHC, pursuant to the Settlement Agreement, and such shares were issued on May 9, 2025. On May 13, 2025, SHC requested the issuance of 1,372,000 shares of common stock to SHC, representing a settlement of $598,329.20, pursuant to the Settlement Agreement, and such shares were issued on May 14, 2025. On May 14, 2025, SHC requested the issuance of 1,458,000 shares of common stock to SHC, representing a settlement of $635,833.80, pursuant to the Settlement Agreement, and such shares were issued on May 15, 2025. On June 3, 2025, SHC requested the issuance of 690,000 shares of common stock to SHC, representing a settlement of $259,088.10, pursuant to the Settlement Agreement, and such shares were issued on June 4, 2025. On June 10, 2025, SHC requested the issuance of 707,000 shares of common stock to SHC, representing a settlement of $274,846.25, pursuant to the Settlement Agreement, and such shares were issued on June 11, 2025. On June 25, 2025, SHC requested the issuance of 1,158,000 shares of common stock to SHC, representing a settlement of $374,937.24, pursuant to the Settlement Agreement, and such shares were issued on June 25, 2025.

The issuance of the Settlement Shares and the Settlement Fee Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts from registration any securities issued in exchange for one or more outstanding securities, claims or property interests where the terms and conditions of such issuance and exchange are approved by a court of competent jurisdiction after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear.

The Purchase Agreement with Lincoln Park

The following is a summary of the material terms of the Purchase Agreement. While we believe this description covers the material terms of such agreement, we encourage you to read the Purchase Agreement, which was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 25, 2025. For more information about accessing the Form 8-K and the other information we file with the SEC, please see “Incorporation By Reference” and “Where You Can Find More Information” below.

On June 23, 2025, the Company entered into the Purchase Agreement with Lincoln Park. Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $20.0 million in shares of common stock of the Company. Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over a 24-month period commencing on the date that a registration statement covering the resale by Lincoln Park of shares that have been and may be issued under the Purchase Agreement is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and a final prospectus, if necessary, in connection therewith is filed and the other conditions in the Purchase Agreement are satisfied (the date on which all such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, on any business day, the Company may direct Lincoln Park to purchase up to 100,000 shares of common stock (each, a “Regular Purchase”); provided that the share amount under a Regular Purchase may be increased to up to 125,000 shares, up to 150,000 shares or up to 175,000 shares, if the closing sale price of the Company’s common stock is not below $1.00, $2.00 or $3.00, respectively, on the business day on which the Company initiates the Regular Purchase. However, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $750,000. Each Regular Purchase is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction, as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be 97% of the lower of (i) the lowest sale price of the Company’s common stock on the business day on which the Company initiates the Regular Purchase and (ii) the average of the three lowest closing sale prices of the Company’s common stock during the 10-business day period immediately preceding the business day on which the Company initiates the Regular Purchase. In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts of common stock as accelerated purchases and as additional accelerated purchases, subject to limits specified in the Purchase Agreement, at a purchase price per share calculated as specified in the Purchase Agreement.

The Company has agreed, until the later of the 24-month anniversary of the date of the Purchase Agreement and the 24-month anniversary of the Commencement Date, not to effect any issuance of, or enter into any agreement to effect any issuance of, shares of common stock or common stock equivalents in any “equity line of credit”, “at-the-market offering” or other similar continuous offering, subject to limited exceptions. Lincoln Park has agreed not to cause or engage in any manner whatsoever, any direct or indirect, short selling of or hedging with respect to the Company’s common stock during the term of the Purchase Agreement. The Company may terminate the Purchase Agreement at any time after the Commencement Date at no cost or penalty.

The Company will control the timing and amount of any sales of common stock to Lincoln Park pursuant to the Purchase Agreement. Lincoln Park has no right to require the Company to sell any shares of common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to the conditions and limitations in the Purchase Agreement, including beneficial ownership limitations.

In connection with entering into the Purchase Agreement, on June 23, 2025, the Company issued 882,145 shares of common stock (the “Commitment Shares”) to Lincoln Park in consideration for its commitment to purchase shares under the Purchase Agreement.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act. The Commitment Shares that were issued were, and the shares that will be issued and sold by the Company, to Lincoln Park, pursuant to the Purchase Agreement were or will be in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder.

Reason for Stockholder Approval

Pursuant to Nasdaq Rule 5635(d), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its stockholders. Minimum Price is the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities. The number of shares of common stock (i) to be issued to SHC under the Settlement Agreement and (ii) to Lincoln Park under the Purchase Agreement in the Corporate Issuances, could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholder approved the Corporate Issuances on July 8, 2025.

Approval of the Corporate Issuances

The approval of the Corporate Issuances, including for purposes of Nasdaq Rule 5635(d), requires the approval of the holders of our outstanding common stock, having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the Record Date, the Company was authorized to issue 250,000,000 shares of common stock, and had 35,117,037 shares of common stock issued and outstanding. Holders of shares of common stock are entitled to cast one vote per share. As of the Record Date, the Company was authorized to issue 1,000,000 shares of preferred stock, none of which were issued and outstanding.

As of the Record Date, the Majority Stockholder beneficially owned 22,800,000 shares of our common stock, representing approximately 64.9% of the voting power of all shares of the Company. No other stockholder votes, consents or actions will be required or obtained in connection with this Information Statement or the Action because the Majority Stockholder has consented to the Action.

This Information Statement is first being mailed on or about July 18, 2025 to the Company’s stockholders of record as of the Record Date. The corporate action shall be effective on or about August 12, 2025, or approximately 20 days after we mail this Information Statement.

Effect of the Corporate Issuances on Existing Stockholders

The issuance of securities pursuant to the Settlement Agreement and Purchase Agreement will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders.

DISSENTERS’ RIGHTS OF APPRAISAL

Our stockholders are not entitled to appraisal rights with respect to the Corporate Issuances.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the Action approved by our Majority Stockholder and described in this Information Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “should,” “except,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Forward-looking statements herein speak only as of the date each statement is made. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information relating to the beneficial ownership of our common stock as of the Record Date by:

●	each of our named executive officers and directors immediately following the offering;

●	our executive officers and directors immediately following the offering as a group; and

●	each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding common stock.

The number of shares of common stock beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock over which the individual has sole or shared voting power or investment power as well as any shares of common stock that the individual has the right to acquire within 60 days of the Record Date, through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of outstanding common stock is computed on the basis of 35,117,037 shares of common stock outstanding as of the Record Date.

	Common Stock Beneficially Owned
	Number		Percent
Directors and Named Executive Officers(1):
Randolph Wilson Jones III	829,050	(3)	2.3%
Naoaki Mashita(2)	689,130		2.0%
All directors and named executive officers as a group (2 individuals):	689,130	(4)	2.0%

5% Stockholders:
V-Cube, Inc.(2)	22,800,000		64.9%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is 1170 Wheeler Way, Langhorne, PA 19047.

(2)	The number of shares of common stock beneficially owned represents 22,800,000 shares of common stock held by V-Cube, Inc., a Japanese company listed on the Tokyo Stock Exchange, which does not have any 50% shareholder as of the date of this Information Statement. No natural person exercises voting and/or dispositive power over the shares held by V-Cube, Inc. The chief executive officer of V-Cube, Inc. is Naoaki Mashita, our Director and our minority stockholder. The registered address of V-Cube, Inc. is NBF Platinum Tower, 16-17/F 1-17-3 Shirokane 108-0072, Tokyo.

(3)	Represents 829,050 shares of common stock underlying the stock options granted to Randolph Wilson Jones III under the Company’s 2024 equity incentive plan, which options vested upon the completion of the Company’s initial public offering. The Company has granted Randolph Wilson Jones III options to purchase 1,381,750 shares of common stock with an exercise price of $0.46 per share. The options will be subject to the following vesting terms: 60% vested upon the completion of the Company’s initial public offering, and the remaining 40% have a one-year cliff, wherein approximately 13.3% of the award will vest in October 2025 and the remaining award will thereafter vest in equal monthly installments, commencing November 2025 until October 2027, so that all the shares subject to the options shall vest by October 2027.

(4)	Excluding the shares of common stock underlying the stock options granted to Randolph Wilson Jones III (CEO and Director) but not exercised under the Company’s 2024 equity incentive plan, as mentioned in the note above.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 1170 Wheeler Way, Langhorne, PA, or you can contact us via telephone at 1.800.909.9598. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

●	the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 20, 2025; and

●	the Company’s Current Reports on Form 8-K filed with the SEC on May 2, 2025, May 15, 2025, May 16, 2025, May 20, 2025, June 2, 2025, June 25, 2025, July 1, 2025, and July 2, 2025.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement from the SEC at its website, www.sec.gov, or by visiting our Internet web site at https://www.tenholdingsinc.com/investor-relations.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov.

Our website address is https://www.tenholdingsinc.com/investor-relations. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this Information Statement.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at TEN Holdings, Inc., at 1170 Wheeler Way, Langhorne, PA, or you can contact us via telephone at 1.800.909.9598.

OTHER MATTERS

Proposals by Security Holders

No stockholder proposals are included in this Information Statement.

Effective Dates

The Action will take effect on or about August 12, 2025, which is 20 calendar days following the date we first mail this Information Statement to our stockholders. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the common stock held of record by them.

Dated: July 18, 2025

By Order of the Board of Directors

/s/ Randolph Wilson Jones III
Randolph Wilson Jones III, Chief Executive Officer and Director